UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On September 29, 2023 (the "Closing Date"), Rackspace US, Inc., as servicer (the "Servicer"), and Rackspace Receivables II LLC, a special purpose entity as seller (the "Seller"), each an indirect subsidiary of Rackspace Technology, Inc. (the "Company"), entered into a receivables purchase agreement (the "RPA") with PNC Bank, National Association, as administrative agent and as purchaser (the "Purchaser") and the other parties thereto. In connection with the RPA, certain indirect wholly-owned subsidiaries of the Company (collectively, the "Originators") have sold and/or contributed, and may continue to sell and/or contribute on a revolving basis, existing and future accounts receivable and certain related rights to the Seller, which, in turn, will sell and transfer, and may continue to sell and transfer, such receivables to Purchaser and to other purchasers under the RPA (the "A/R Facility").

The A/R Facility has an aggregate purchase limit of $300 million and advances are permitted to the extent that the face amount of eligible receivables in the collateral pool exceeds the outstanding advances by a specified amount. On the Closing Date, the Company drew $209.0 million under the A/R Facility and intends to use the proceeds for general corporate purposes, including investing into ongoing business needs and strategic initiatives, and to pre-pay the principal balance of $50.0 million outstanding under the Company's revolving credit facility.

The A/R Facility is subject to interest charges at the rate specified in the RPA. The Seller is also required to pay certain customary fees under the RPA on a monthly basis in addition to an upfront fee and a commitment fee. The A/R Facility will terminate on September 29, 2026 unless earlier terminated in accordance with its terms. Upon early termination of the A/R Facility, no new amounts may be advanced and collections on the receivables securing the A/R Facility must be used to repay the outstanding advances. The RPA contains certain customary termination events, as well as customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for the acceleration of amounts owed by the Seller to the Purchaser under the RPA upon the occurrence of certain events.

In addition, on the Closing Date, the Company entered into a performance guaranty in favor of the Purchaser, pursuant to which the Company provided, on and from the Closing Date, a performance guaranty of certain obligations of Rackspace US, Inc., as servicer and originator, and certain other subsidiaries of the Company, as sub-servicers and originators. However, neither the Company nor any of the Company’s other subsidiaries is guaranteeing the payment of the Seller’s obligations under the RPA, or the creditworthiness of the obligors thereunder.

The foregoing description of the RPA does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective October 2, 2023, the board of directors (the "Board") of the Company, with the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Thomas Cole as a member of the Board. Mr. Cole will serve as a Class III director (as defined in the Company’s second amended and restated certificate of incorporation) for a term expiring at the Company's 2026 annual meeting of stockholders. Mr. Cole qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules and applicable law. At this time, the Board has not made a determination as to potential committee assignments for Mr. Cole.

Mr. Cole, age 63, has served as Managing Partner and Founder of Narrowgate Partners, a consulting and advisory firm, since 2021. Mr. Cole retired from Citibank, N.A. in 2021, where he served as co-head of the leveraged finance business for the United States and Canada. In that role, he was responsible for managing the origination, underwriting and distribution of leveraged loan and high yield bond financings for large corporate issuers. Other responsibilities during his eleven-year tenure with Citibank included leading the recruiting of analysts for all businesses within Citi Capital Markets, liaising with US regulators from the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, and serving on the Commitments Committee as well as the Investment Banking US Operating Committee. Mr.
Cole also spent 20 years in investment banking with Deutsche Bank, primarily in client service, origination and risk management. Mr. Cole started his career in General Electric's financial management program and as an associate at Continental Bank. and he also spent several years at HSBC. He serves on the boards of directors of several non-profit organizations. Mr. Cole received a bachelor of science in finance from the Kelley School of Business at Indiana University and a master of business administration in accounting and finance from the University of Chicago Booth School of Business. Mr. Cole was selected to serve on the Company's Board based on his wide-ranging experience in financial services across a breadth of industries and expertise in risk management and regulatory matters.

There are no arrangements or understandings between Mr. Cole and any other persons pursuant to which he was selected as a director of the Company. There are no family relationships between Mr. Cole and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cole has entered into an indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.32 to the Company's Amendment No. 2 to Registration Statement on Form S-1/A filed with the SEC on July 27, 2020. Mr. Cole will also receive compensation in accordance with the Company's standard compensatory program for non-employee directors.

Item 7.01.    Regulation FD Disclosure.

On October 4, 2023, the Company issued a press release announcing the foregoing change to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Forward-Looking Statements

The Company has made statements in this report that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this report are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to the use of proceeds from the A/R Facility, anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of its control, and could cause future events or results to be materially different from those stated or implied in this report, including among others, risk factors that are described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Receivables Purchase Agreement, dated September 29, 2023, by and among Rackspace Receivables II LLC, the persons from time to time party thereto, PNC Bank, National Association, Rackspace US, Inc. and PNC Capital Markets LLC.*

99.1	Press Release dated October 4, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)
* Exhibits, schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	October 4, 2023	By:	/s/ Naushaza Molu
Naushaza Molu
Executive Vice President & Chief Financial Officer